EXHIBIT 1.6

                                          Colorado Secretary of State
                                          Date and Time:  12/09/2004 11:30AM
Document Processing Fee                   Entity ID:19871534287
 If document is on paper:    $25.00
 If document is filed
  electronically             $  .99       Document number:20041424384
Fees are subject to change.
For electronic filing and to obtain
  Copies of filed documents visit
  www.sos.state.co.us
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169

Paper documents must be typed or machine printed.


                             Articles of Amendment

Filed pursuant to Section 7-90-301, et seq and Section 7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:                    19871534287

1.  Entity name:
                              MARWICH II, LTD.
                              (if changing the name of the corporation, indicate name BEFORE the name change)

2.  New Entity name:
     (if applicable)



3.  Use of Restricted Words (if any of
    these terms are contained in an entity
    name, true name of entity, trade name      __"bank" or "trust" or any
    or trademark stated in this document,          derivative thereof
    make the applicable selection):            __ "credit union"
                                               __ "savings and loan"
                                               __ "insurance", "casualty",
                                                    "mutual", or "surety"

4.  Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.  If the corporation's period of duration
    as amended is less than perpetual, state
    the date on which the period of duration
    expires:                                   (mm/dd/yyyy)

     OR

    If the corporation's period of duration as
    amended is perpetual, mark this box:           [ X ]

7. (Optional) Delayed effective date:          ______________________
                                                   (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.  Name(s) and address(es) of the
    Indivudal(s) causing the document
    To be delivered for filing:          Warner    Marq      J
                                       --------------------------------------
                                         (Last)  (First)  (Middle)  (Suffix)
                                       17096 E Dorado Circle
                                       --------------------------------------
                                       (Street name and number or Post Office
                                                     information)
                                       Centennial  CO        80015-3016
                                       --------------------------------------
                                         (City)  (State)  (Postal/Zip Code)
                                                             United States
                                       --------------------------------------
                                       (Province - if applicable)
                                                          (Country-if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [ ] and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

Amendments to Articles of Incorporation
Marwich II, Ltd.
12-09-04


     The authorized number of "no par value" common stock shall be increased to 100,000,000 shares.

     All time periods, either in the Articles of Incorporation or By-laws of the corporation, shall be reduced to the minimum time period allowed by state law, as enacted from time to time.

     The registered agent for the corporation shall be Michael Schumacher.

     The registered address for the corporation shall be:

               2525 Fifteenth Street
               Suite 3H
               Denver, CO 80211

     There are no further amendments.